UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2010

A.P. Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 366-2626

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2010, A.P. Pharma (the “Company”) received a second letter from the Listing Qualifications Staff of The NASDAQ Stock Market (“NASDAQ”) indicating that it has not regained compliance with Listing Rule 5550(a)(2), which requires the closing bid price of the Company’s common stock to be $1.00 or more. This second notice states that the Company’s securities would be subject to delisting from The NASDAQ Stock Market, effective November 29, 2010, unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (“Panel”). A.P. Pharma intends to request a hearing before the Panel.

The foregoing description is qualified in its entirety by reference to our press release dated November 22, 2010, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release issued on November 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: November 22, 2010	/S/ JOHN B. WHELAN
John B. Whelan
Acting Chief Executive Officer and Chief Financial Officer